Exhibit 23

             CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-49305)
of Humana Inc. of our report dated May 4, 2000 relating to the financial statements and supplemental schedules of the Humana Puerto Rico 1165(e) Retirement
Plan as of and for the years ended December 31, 1999 and 1998 which appear in this Form 11-K.




PricewaterhouseCoopers LLP
Louisville, KY
June 23, 2000